Joint Filer Information

Date of Event Requiring Statement:	June 15, 2010

Issuer Name and Ticker or Trading Symbol:	NCI Building Systems, Inc. (NCS)

Designated Filer:	CD&R ASSOCIATES VIII, LTD.

Other Joint Filers:	CLAYTON, DUBILIER & RICE FUND VIII, L.P
CD&R FRIENDS & FAMILY FUND VIII, L.P.
CD&R ASSOCIATES VIII, L.P.
CD&R INVESTMENT ASSOCIATES VIII, LTD.

Address:	The address of the principal office of each of
CD&R ASSOCIATES VIII, LTD.
CLAYTON, DUBILIER & RICE FUND VIII, L.P
CD&R FRIENDS & FAMILY FUND VIII, L.P.
CD&R ASSOCIATES VIII, L.P.
CD&R INVESTMENT ASSOCIATES VIII, LTD.
is 375 Park Avenue, 18th Floor, New York, NY 10152
Signatures:
Dated: June 16, 2010

CLAYTON, DUBILIER & RICE FUND VIII, L.P.
By:	CD&R Associates VIII, Ltd., its general partner

/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.
By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, LTD.
By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, L.P.
By:	CD&R Investment Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R INVESTMENT ASSOCIATES VIII, LTD.
By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary